CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.15

                   FIRST AMENDMENT TO COLLABORATION AGREEMENT

This First Amendment to the Collaboration Agreement (this "Amendment") is entered into as of October __, 1999 by and between EXELIXIS PHARMACEUTICALS, Inc., a Delaware corporation having its principal place of business at 260 Littlefield Avenue, South San Francisco, California, USA 94080 ("Exelixis"), and PHARMACIA & UPJOHN AB, a corporation organized and existing under the laws of Sweden having a place of business at Lindhagensgatan 133, S-112 87 Stockholm, Sweden ("P&U").

                                    Recitals

     A. Exelixis and P&U have previously entered into the Collaboration Agreement dated February 26, 1999 (the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

     B. In accordance with Section 13.5 of the Agreement, Exelixis and P&U desire to amend the Agreement to expand the Collaboration to include mode of action projects in the Fields and to cover certain investigational materials provided by P&U to Exelixis for use in the Collaboration.

     NOW, THEREFORE, Exelixis and P&U agree that the Agreement shall be amended as provided below:

1. The following defined terms shall replace the corresponding, current defined terms in Article 1 of the Agreement (DEFINITIONS) or, as the case may be, be inserted as new defined terms in such Article 1:

     "Candidate Target" [ * ]

     ""Collaboration Compound" means any molecule, other than a P&U Compound, that (a) has a molecular weight less than or equal to [ * ], (b) has the ability to inhibit, activate or otherwise modulate the activity of a Mammalian Target or its encoded protein and (c) is discovered, identified or synthesized by or on behalf of P&U or its Affiliate or sublicensee.

     "Exclusive Selected Target" means any Candidate Target, other than a Restricted Target, that has been selected as set forth in Section 4.1 of the Agreement.

     "Invertebrate Target" is any Target from an invertebrate organism.

                                       1.

     "Investigational Materials" means (i) tangible samples of drugs, chemicals, biologicals and the like ("Basic Materials"), (ii) any P&U Compound, (iii) unmodified descendants from Basic Materials, such as virus from virus, cell from cell, or organism from organism ("Progeny"), (iv) substances isolated from Basic Materials or Progeny which constitute an unmodified functional subunit thereof, (v) products expressed by Basic Materials or Progeny (e.g., proteins expressed by DNA/RNA, monoclonal antibodies secreted by a hybridoma cell line, antibiotic substances elicited from organisms, and the like), (vi) substances created by Exelixis which contain/incorporate Basic Materials or Progeny or functional subunits thereof or (vii) substances/chemical entities created by altering any of the foregoing.

     "Known Target" means a Mammalian Target which is, at the time P&U provides the applicable P&U Compound to Exelixis, known to be or believed, based on reasonable scientific evidence, to be the target for activity of such P&U Compound.

     "Mammalian Target" [ * ]

     "Mode of Action Project(s)" has the meaning assigned to it in Section 3.11.

     "Non-Exclusive Selected Target" means any Restricted Target that has been selected as set forth in Section 4.1 of the Agreement.

     "Novel Target" means any Mammalian Target that is not a Known Target.

     "P&U Compound" means a molecule that P&U reasonably believes has therapeutic potential in the Field of Metabolic Syndrome or in the Field of Alzheimer's Disease and that is provided by P&U to Exelixis for a Mode of Action Project in such Field.

     "Product" means any human therapeutic or prophylactic product that comprises or incorporates a Collaboration Compound that inhibits, activates or otherwise modulates the activity of a Novel Target, but excluding products where (i) [ * ] and (ii) [ * ].

     "Research Project" means the planning, execution, and analysis of a research project, including without limitation, Mode of Action Projects, focused on a particular area of research within a Field based on a mutually acceptable definition of a clinical indication, biochemical pathway or biological process or related clinical indications, biochemical pathways or biological processes. A Research Project will typically be defined by (a) [ * ] and will be initiated with [ * ], or (b) in the case of a Mode of Action Project, a P&U Compound.

     "Research Results" means the data and other results generated by Exelixis in the course of a Mode of Action Project.

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       2.

     "Restricted Target" means any Candidate Target for which, on account of Exelixis' obligations to a Third Party with respect to such Target: (a) Exelixis cannot grant an exclusive license to P&U for such Target and/or
     (b) Exelixis cannot perform any further work within the Collaboration on such Target once the identity of such Target becomes known to Exelixis.

     "Royalty-Free Product" means any human therapeutic or prophylactic product that (a) comprises or incorporates a Collaboration Compound that inhibits, activates or otherwise modulates the activity of a Known Target and (b) does not comprise or incorporate a Collaboration Compound that inhibits, activates or otherwise modulates the activity of a Novel Target.

     "Selected Target" means an Exclusive Selected Target or a Non-Exclusive Selected Target.

     "Target" is any gene or gene product identified in the course of the Collaboration or using results generated during the Collaboration, including without limitation, an Invertebrate Target, Candidate Target, Selected Target, Abandoned Target, Mammalian Target, Novel Target or Known Target."

2. The third sentence in Section 3.1 of the Agreement shall be replaced with the following:

     "Each Research Program will involve a number of specific Research Projects, each focused on either (a) [ * ] or (b) in the case of a Mode of Action Project, a particular P&U Compound for conducting experiments to identify genes, proteins and controlling factors involved in a model organism's response to such P&U Compound."

3.   A new Section 3.11 shall be inserted in to the Agreement as follows:

     "3.11  Mode of Action Projects.

            (a) The Parties intend to undertake certain "mode of action" projects ("Mode of Action Projects") to identify Targets related to the action of P&U Compounds for use in discovery and development of small molecule drugs to treat humans. Each JSC shall recommend to the JMT and the JMT shall determine the number of FTEs to be allocated, [ * ], to the performance of Mode of Action Projects in such Research Program. The total number of FTEs allocated to the performance of Mode of Action Projects under the Collaboration shall not exceed [ * ] without the approval of the Parties.

            (b) For each Mode of Action Project, P&U shall provide to Exelixis a P&U Compound in a coded, "blind" format without any structural information. P&U shall make known to Exelixis the Applicable Field for each P&U Compound at the time of delivery of such P&U Compound.

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       3.

            (c) P&U shall inform Exelixis prior to the start of any Mode of Action Project if the P&U Compound investigated in such Mode of Action Project has a Mammalian Target that is a Known Target, and P&U shall concurrently file documents in escrow with its Legal Department that set forth the identity of such Known Target. During the Research Term, Exelixis shall not be obliged to work on more than [ * ] which have Mammalian Targets that are Known Targets.

            (d) Exelixis shall initially evaluate the feasibility of identifying Invertebrate Target(s) for each P&U Compound that it receives. Such initial research shall include optimization of the delivery of such P&U Compound to a model system organism and analysis of any phenotype arising in said model system organism as a result of P&U Compound delivery. Exelixis shall report the data arising from such initial research to the JSC.

            (e) The JSC shall review the initial data for each P&U Compound, decide whether Exelixis should perform further research on such P&U Compound, and prioritize any such further research relative to the other work to be performed by Exelixis under the Research Program. Exelixis shall proceed in an orderly fashion, based on such prioritization and the number of FTEs then committed to the Mode of Action Projects, to perform research to identify Invertebrate Target(s) of each such P&U Compound selected by the JSC for further work. Such research may include: (i) experiments in which [ * ]; (ii) experiments in which [ * ]; and (iii) performance of
     [ *]. Exelixis shall report to the JSC the data arising from such further research and the identity of any Invertebrate Target then known by Exelixis to be a Restricted Target.

            (f) The JSC shall review all additional data for each P&U Compound, select no more than [ * ] Invertebrate Targets (other than Restricted Targets) per P&U Compound for molecular analysis by Exelixis, and prioritize any such molecular research relative to the other work to be performed by Exelixis under the Research Program. Exelixis shall proceed in an orderly fashion, based on the JSC's prioritization and the number of FTEs then committed to the Mode of Action Projects, to: (i) identify the nucleic acid sequence encoding each such Invertebrate Target selected by the JSC (unless such sequence is already publicly available); and (ii) undertake a good faith search of publicly available databases for the mammalian orthologue(s) of such Invertebrate Targets.

            (g) Except as set forth in this Section 3.11(g), the Parties' rights and obligations regarding any Target arising from a Mode of Action Project shall be identical to that for any Target arising from a Research Project other than a Mode of Action Project. In the event that Exelixis discovers that a Target identified in a Mode of Action Project is a Restricted Target, Exelixis shall immediately cease all work on such Restricted Target. Any Restricted Target selected pursuant to Section 4.1 shall be deemed a Non-Exclusive Selected Target, and P&U shall have the rights set forth in Sections 5.1(b) and 5.1(c) with respect to such Non-Exclusive Selected Target. Any Target other than a Restricted Target that is selected pursuant to Section 4.1 shall be deemed an Exclusive Selected Target,

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       4.

     and P&U shall have the rights set forth in Sections 5.1(a) and 5.1(b) with respect to such Exclusive Selected Target. The milestone and royalty obligations set forth in Sections 7.4 and 7.5 shall apply equally to Exclusive Selected Targets and Non-Exclusive Selected Targets and all Products arising therefrom."

4.   Section 4.2 of the Agreement shall be replaced with the following:

     "4.2 Pursuit of Selected Targets. P&U must use good faith Diligent Efforts to validate Exclusive Selected Targets or their Mammalian Targets, develop assays to assess the activity of Exclusive Selected Targets or their Mammalian Targets, use assays to discover Collaboration Compounds directed at particular Exclusive Selected Targets or their Mammalian Targets, develop and commercialize [ * ] Product per Exclusive Selected Target, and pay the applicable royalties set forth in Section 7.5. P&U's diligence obligations under this Section 4.2 for the period prior to the initiation of an active research and development program for a Collaboration Compound active against a particular Exclusive Selected Target or one of its Mammalian Targets will be deemed satisfied if P&U: (i) develops a screening assay for the activity of an Exclusive Selected Target or one of its Mammalian Targets and initiates screening for modulators of the activity of the Exclusive Selected Target or one of its Mammalian Targets within [ * ] of the date on which the JSC selected such Exclusive Selected Target, provided that, upon reasonable request by P&U, the JMT shall grant up to an additional [ * ] and (ii) initiates a program of lead optimization and/or medicinal chemistry around lead compounds active in such assay within [ * ] of the date on which P&U initiates screening for modulators of the activity of such Exclusive Selected Target or one of its Mammalian Targets."

5.   Section 4.3 of the Agreement shall be replaced with the following:

     "4.3 Sharing of Biological Data. P&U shall provide Exelixis with copies of all data generated by or on behalf of P&U or its Affiliate or sublicensee in the course of validating a Selected Target or a Mammalian Target, characterizing the biological function of a Selected Target or a Mammalian Target or identifying other genes or proteins that interact with a Selected Target or a Mammalian Target. Exelixis may use such data for any purpose other than developing for use in the Applicable Field products comprising or incorporating small molecule compounds directed at such Selected Target or such Mammalian Target."

6.   Section 4.4(a) of the Agreement shall be replaced with the following:

     "4.4  Target Abandonment.

           (a)  [ * ]"

7.   Section 4.5 of the Agreement shall be replaced with the following:

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       5.

     "4.5 Targets Other Than Selected Targets. Exelixis shall retain all rights to any Target that (i) does not fulfill the criteria for a Candidate Target, (ii) is not selected by the applicable JSC as a Selected Target, and such Targets shall not be subject to any terms of this Agreement other than those set forth in Section 5.4(b), or (iii) is not a Mammalian Target."

8. Section 4.6 of the Agreement shall be amended by inserting "Mammalian Targets," in the first sentence between "Selected Targets," and "Collaboration Compounds".

9. Section 4.7 of the Agreement shall be amended by inserting "Mammalian Target" after "Selected Target".

10.  A new Section 4.8 shall be inserted in to the Agreement as follows:

     "4.8  Investigational Materials.

           (a) The transfer of Investigational Materials from P&U to Exelixis is essential to the success of the Collaboration. The Investigational Materials are and at all times will remain the property of P&U. Nothing in this Agreement or the transfer of the Investigational Materials hereunder shall be construed to grant an express or implied license to the Investigational Materials to Exelixis. Exelixis' rights hereunder shall be limited to the right to use the Investigational Materials solely for the purposes of this Agreement. P&U warrants that [ * ].

           (b) Exelixis agrees, upon the written request by P&U, to accept those Investigational Materials that are P&U Compounds without knowledge of their identity or structures, and not to undertake to determine the identity or structure of any such Investigational Materials.

           (c) Exelixis agrees that the Investigational Materials are a part of P&U's Confidential Information and as such are subject to the obligations of confidentiality provided in Article 9 of this Agreement. Exelixis will at all times retain control of the Investigational Materials and will provide the Investigational Materials only to Exelixis employees who are directly involved in providing services under this Agreement. Exelixis shall not transfer or disclose to any Third Party any Investigational Materials without the prior written consent of P&U.

           (d) P&U shall provide Exelixis with information in P&U's possession regarding the safe handling of the Investigational Materials and laws and regulations that apply to the use and/or disposal of the Investigational Materials, including without limitation those regarding biological materials such as NIH or equivalent guidelines for work with recombinant DNA.

           (e) THE INVESTIGATIONAL MATERIALS ARE EXPERIMENTAL IN NATURE AND ARE PROVIDED WITHOUT ANY WARRANTY AS TO THEIR SAFETY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       6.

           (f) Without limiting the warranty provided by P&U in subsection (a) above, acceptance of the Investigational Materials will constitute Exelixis' acceptance of all liability for any damages or injuries resulting from Exelixis' possession or use of the Investigational Materials in a manner that (i) does not comply with the safe handling information provided by P&U or (ii) is negligent or wrongful.

           (g) Exelixis agrees to return or destroy any unused Investigational Materials in accordance with written instructions from P&U."

11.  Section 5.1 of the Agreement shall be replaced with the following:

     "5.1  License to P&U.

           (a) Subject to the terms of this Agreement, Exelixis hereby grants P&U an exclusive, worldwide, royalty-bearing license (with the right to sublicense) under the Pre-existing Technologies and Sole Inventions Controlled by Exelixis and under Exelixis' interest in the Joint Inventions
     (i) to use each Exclusive Selected Target and its Mammalian Target(s) to search for Collaboration Compounds directed at such Mammalian Target(s) for activity within the Applicable Field, (ii) to develop, for use in the Applicable Field, Products and Royalty-Free Products comprising or incorporating such Collaboration Compounds, (iii) to develop, following [ * ], such Product or Royalty-Free Product for any human indication, and (iv) to make, have made, use, sell, offer to sell and have sold such Products and Royalty-Free Products.

           (b) Subject to the terms of this Agreement, Exelixis hereby grants P&U an exclusive, worldwide, royalty-bearing license (with the right to sublicense) to use the Research Results pertaining to Selected Targets in the Applicable Field.

           (c) Subject to the terms of this Agreement, Exelixis hereby grants P&U a nonexclusive, worldwide, royalty-bearing license (with the right to sublicense) under the Pre-existing Technologies and Sole Inventions, in each case to the extent Controlled, at the time of Target selection, by Exelixis, and under Exelixis' interest in the Joint Inventions (i) to use each Non-Exclusive Selected Target and its Mammalian Target(s) to search for Collaboration Compounds directed at such Mammalian Target(s) for activity within the Applicable Field, (ii) to develop, for use in the Applicable Field, Products and Royalty-Free Products comprising or incorporating such Collaboration Compounds, (iii) to develop, following [ * ], such Product or Royalty-Free Product for any human indication, and (iv) to make, have made, use, sell, offer to sell and have sold such Products and Royalty-Free Products."

12. Section 5.2 of the Agreement shall be amended by (i) inserting "Mammalian Target," after the first occurrence of "Selected Target," in the first sentence, (ii) inserting ", Mammalian Targets" after "Selected Targets" in the first sentence, (iii) replacing the

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.
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     second occurrence of "Selected
     Target" in the first sentence with "Mammalian Target", and (iv) inserting "or Mammalian Target" after "Selected Target in the second sentence.

13. Section 5.3(a) of the Agreement shall be amended by inserting "and/or its Mammalian Target(s)" after each occurrence of "Selected Target".

14. Section 5.4(a) of the Agreement shall be amended by inserting "or Mammalian Target" after each occurrence of "Selected Target" in every sentence but the final sentence. In the final sentence, "and its Mammalian Target(s)" shall be inserted after the first occurrence of "Selected Target".

15. The second sentence of Section 5.5 of the Agreement shall be amended by replacing "Selected Target" by "Mammalian Target".

16. The last paragraph of Section 6.2 of the Agreement shall be replaced with the following:

     "The exclusivity of the licenses granted to P&U in Sections 5.1(a) and 5.1(b) shall be subject to the grant of licenses to Third Parties consistent with paragraphs (a) and (b) of this Section 6.2. Upon request of the JMT, Exelixis shall consult with the JMT from time to time regarding its procedures for seeking to avoid overlapping research activities on behalf of multiple Third Parties. The Parties acknowledge and agree that the restrictions set forth in this Section 6.2 shall not apply to any Mode of Action Project."

17. Section 7.4 of the Agreement shall be amended by inserting "[ * ]" in the first sentence after "Selected Target,".

18. Section 7.5 of the Agreement shall be amended by inserting the following after the last sentence of the last paragraph thereof:

     "The royalty payments set forth in this Section 7.5 shall apply to every Product, regardless of whether it arose from an Exclusive Selected Target or a Non-Exclusive Selected Target. The Parties agree that P&U shall not be obliged to make royalty payments to Exelixis for Royalty-Free Products."

19. The second sentence of Section 9.6 of the Agreement shall be amended by inserting ", Mammalian Target" between "Selected Target" and "or Product".

20. The second sentence of Section 11.3 of the Agreement shall be amended by inserting ", Mammalian Targets" between "Selected Targets" and "and Collaboration Compounds".

21.  Section 12.1(a) of the Agreement shall be replaced with the following:

     "12.1  Indemnification.

           (a) P&U hereby agrees to defend and hold harmless Exelixis and its agents and employees from and against any and all suits, claims, actions,

[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       8.
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     demands, liabilities, expenses and/or loss, including reasonable legal expenses and reasonable attorneys' fees ("Losses") resulting directly or indirectly from (i) the manufacture, use, handling, storage, sale or other disposition of chemical agents, Selected Targets, Mammalian Targets, Collaboration Compounds or Products by P&U or its Affiliates, agents or sublicensees except to the extent such Losses result from the negligence or wrongdoing of Exelixis, (ii) Exelixis' infringement of an intellectual property right of a Third Party through Exelixis' use of the Investigational Materials, or (iii) Exelixis' possession, use or disposal of the Investigational Materials in compliance with the safe handling information provided by P&U, except to the extent such Losses result from the negligence or wrongdoing of Exelixis."

The parties agree that this Amendment shall take effect retroactively as of the Effective Date of the Agreement (as defined in Section 13.1 of the Agreement).

Except as amended hereby, the Agreement shall remain in full force and effect.

EXELIXIS PHARMACEUTICALS, INC.       PHARMACIA & UPJOHN AB

By: /s/ George A. Scangos, Ph.D.     By: /s/ Goran A. Ando
    ------------------------------       ---------------------------
     Name:   George A. Scangos, Ph.D.      Name:  Goran A. Ando
     Title:  President & CEO               Title: Attorney-in-Fact
                                                  [Executive Vice President,
                                                  Pharmacia & Upjohn, Inc.]



[ * ]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       9.